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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 2002, relating to the consolidated financial statements and financial statement schedule of Unit Corporation, which appear in Unit Corporation Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading Experts in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Tulsa, Oklahoma
September 20, 2002